Exhibit 10.6

                               SUBLEASE AGREEMENT

      This Sublease is entered into the _____ day of ____________,2002, by and between SGS U.S. Testing Company Inc. ("Sublessor"), and Astralis Ltd. ("Sublessee"), as a sublease under the Lease between Sublessor and Ralph
      L. Brass and Company ("Lessor") dated April 13, 1995 that is attached hereto as Exhibit A and incorporating all of its later modifications
      (if any).

1.    PROVISIONS CONSTITUTING Sublease

      1.1 Lease. This Sublease is subject to all of the terms and conditions of Exhibit A, except as specifically modified herein and Sublessee shall assume and perform the Sublessor's obligations as Lessee in said Lease insofar as they may relate directly or indirectly to the subleased Premises or Sublessee's use thereof. Sublessee shall not commit or permit to be committed on the subleased Premises any act or omission which shall violate any term or condition of the Lease. Sublessee shall fully defend and completely indemnify Sublessor from and against any claims, lawsuits, or actions of any nature, and brought against Sublessor by any third party (including, but not limited to, Lessor and/or any governmental entity), alleging that Sublessee or its employees, officers, agents, or invitees are in violation of any term or condition of the Lease, or alleging any violation of any law or regulation in connection with Sublessee's activities at the subleased Premises, and/or alleging that Sublessor is responsible in any manner for such. In the event of the termination of Sublessor's interest as Lessee under the Lease for any reason, then this Sublease shall terminate coincidentally therewith without any liability or obligation of any nature of Sublessor to Sublessee.


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      1.2 Incorporation of Lease. All of the terms and conditions contained in the Lease and any of its later modifications (if any) are incorporated herein as terms and conditions of this Sublease (with each reference therein to Lessor and Lessee to be deemed to refer to Sublessor and Sublessee, respectively) and along with all of the following paragraphs set out in this Sublease, shall be the complete terms and conditions of this Sublease.

      1.3 Consent of Lessor. This Sublease is subject to the prior affirmative consent of Lessor. If Lessor declines to affirmatively consent to this Sublease for any reason or for no reason at all, this Sublease shall be null and void and Sublessor shall have no liability or obligation of any nature to Sublessee.

2.    PREMISES

      2.1 Sublessor leases to Sublessee and Sublessee hires from Sublessor the following described Premises: A total of approximately 5000 rentable square feet, located at 75 Passaic Avenue, Fairfield, New Jersey 07004 ("the Building") and comprised as follows: Approximately 2800 rentable square feet of General Laboratory space; and approximately 700 rentable square feet of Animal Retention space; and approximately 1500 rentable square feet of General Office space.

      2.2 Sublessee acknowledges that it has carefully examined the subleased premises, that the premises are in satisfactory and acceptable condition, and that it accepts the premises "AS IS".

      2.3 At Sublessee's option and at Sublessee's own cost and expense, and only if prior affirmative consent is received from the Lessor and all necessary permits first secured from the township of Fairfield, Sublessee shall be permitted to install new additional windows and a new additional separate entrance and sidewalk along the front of the building facing Passaic Avenue, as requested in the letter and accompanying diagram that were dated January 29, 2002 from Richard Van Houten, Jr. of Trammell Crow Company and sent to Brian Godau of Insignia ESG. This is fully contingent upon the Lessor and the Township of Fairfield (through its granting of all and any necessary permits) affirmatively providing prior approval.

      2.4 If any additional rentable space should become available at the Building during the term of this Sublease, and if Sublessor should choose (at Sublessor's option) to sublet such space to another party, and if Lessor should affirmatively consent for Sublessor to offer such additional space to Sublessee, Sublessor shall give Sublessee the right


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            of first refusal to sublease such additional space from Sublessor.
            The right, if any, of Sublessee to rent such additional space under this paragraph shall be fully subject to the prior affirmative consent of the Lessor.

3.    TERM

      3.1 Term. The term of this Sublease shall be for a period commencing on __________ ___, 2002 and ending on July 31, 2005 unless sooner terminated pursuant to any provision hereof.

      3.2 Termination. Sublessor shall have the right, in its sole discretion, to terminate this Sublease at any time and for any reason contained in this Sublease, and/or if Sublessee should fail to timely and completely comply (or fail to maintain continuous total compliance) with any of the requirements imposed upon Sublessee by this Sublease. Either party may also terminate this Sublease for any of the reasons set forth in the Lease. Termination of this Sublease upon any termination of the Lease, including but not limited to expiration of its term, shall be automatic and shall not require any notice of such termination.

      3.3 Delay in Commencement. Notwithstanding said commencement date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within thirty (30) days from said commencement date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease. If this Sublease is canceled as herein provide, Sublessor shall return any monies previously deposited by Sublessee and the parties shall be discharged from all obligations hereunder.

      3.4 Early Possession. In the event that Sublessor shall permit Sublessee to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all of the provisions of this Sublease. Said early possession shall not advance the termination date of this Sublease.


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4.    RENT

      4.1 Base Rent. Sublessee shall pay to Sublessor as rent for the Premises equal monthly installments of rental as follows:

      Prior to May 15, 2002: free rent during renovations; and then Beginning on May 16, 2002 and continuing thereafter: $15.50 per rentable square foot

      4.2 Escalations. Sublessor and Sublessee shall each bear their proportionate share of real estate tax increases in connection with the Building over a 2002/2003 fiscal base year.

      4.3 Other Expenses. Sublessee shall also pay, to Sublessor, Sublessee's proportionate share of all amounts (if any) payable by Sublessor to the Lessor or to others, under the Lease and/or in connection with occupation or use of the Premises, and not otherwise specifically excluded or provided for in this Sublease.

      4.4 Utility, Repair, and Maintenance Costs. Sublessee shall pay to Sublessor, in addition to the payments described elsewhere in this Sublease, monthly amounts equal to all monthly costs and expenses for electricity, water, gas, and other utility usage during each month that exceed the monthly amount incurred by Sublessor in connection with the Building in the same month during the year immediately preceding commencement of this Sublease. Sublessee shall further pay to Sublessor 100% of all costs and expenses for repair and maintenance to the Building that exceed the average incurred by Sublessor for the Building during the year immediately preceding commencement of this Sublease. Sublessor shall retain all responsibility for maintenance and repairs to all common areas of the building, and for any repairs and maintenance not attributable to the area occupied by, or the activities of, Subtenant.

      4.5 Payment. Rent and all other amounts due from Sublessee shall be payable in advance on the first (1st) day of each month without notice or demand and without any deduction, offset, or abatement in lawful money of the United States of America to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

      4.5 Security Deposit. Sublessee shall pay to Sublessor upon signing this Sublease Agreement, a security deposit in the amount of $25,000, which shall be held and disbursed by Sublessor in accordance with the Lease.


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5.    FULL COMPLIANCE WITH FDA STANDARDS AT ALL TIMES

      Sublessee hereby represents that all of Sublessee's activities will at all times be in full compliance with any and all applicable FDA-related standards, rules, regulations, and laws, and that Sublessee will provide Sublessor with substantial documentary proof of such compliance with reasonable frequency upon Sublessor's demand. Both parties hereby agree and acknowledge that failure on the part of Sublessee to at all times completely fulfill all of its obligations under this paragraph shall constitute a serious material breach of this Sublease.

6.    INSURANCE

      At all times during the Sublease and at Sublessee's cost and expense, Sublessee shall maintain for the direct benefit of Lessor and Sublessor and Sublessee, general liability insurance with responsible insurance companies authorized to do business in the State of New Jersey and approved by Sublessor, wherein Lessor and Sublessor are Named Insureds or Additional Insureds on such insurance policies, and covering claims for bodily injury, death, or property damage occurring in or about the Building including any sidewalks and parking lot adjoining the Building. This insurance shall be in an amount of not less than $1,000,000.00 in the event of injury or death to any one person, and not less than $1,000,000.00 in respect of any one accident, and not less than $200,000.00 for property damage. Sublessee shall promptly deliver to Sublessor and to Lessor certificates evidencing such insurance, and the Certificates of Insurance shall contain a provision for 30 days notice to Sublessor and to Lessor prior to any cancellation, modification or amendment thereof.

7.    USE

      The subleased portion of Premises shall be used and occupied by an absolute maximum of 10 persons and Sublessee shall permit no more than a total of 12 cars (including those of Sublessee's employees, officers, agents, and invitees) to be parked in the Building's parking lot at any one time.

8.    ASSIGNMENT

      This Sublease shall be binding on the parties' successors and assigns. Sublessee may not assign this Sublease without both the written approval of Sublessor (which such Sublessor approval shall not be unreasonably delayed or withhold) as well as the written approval of the Lessor. No such assignment shall release Sublessee from any liability hereunder.

9.    NOTICES

      Any payments or notices authorized or required hereunder shall be given to the addresses set forth below:


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      Notices to Sublessor: Attn: President, SGS U.S. Testing Company Inc., 291
      Fairfield Avenue, Fairfield, New Jersey 07004

      Notices to Sublessee: Attn: Gina Tedesco, Chief Financial Officer, Astralis Ltd., 75 Passaic Avenue, Fairfield, New Jersey 07004

All of the above accepted and agreed on the dates stated below.

                                                     Sublessee:
                                                     ----------
                                                     Astralis Ltd.

Dated this     day of              , 2002   By:
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                                                     Chief Financial Officer

                                                     Sublessor:
                                                     ----------
                                                     SGS U.S. Testing Inc.

Dated this     day of              , 2002   By:
           ---        -------------                  -----------------------
                                                     President

CONSENT BY Lessor. ___ The undersigned Lessor under the Lease in Exhibit A hereby consents to the subletting of the Premises described herein on the terms and conditions contained in the Sublease Agreement. This consent shall apply only to this Sublease Agreement and shall not be deemed to be a consent to any other sublease.

                                                     Lessor:
                                                     Ralph L. Brass and Company

Dated this     day of              , 2002    By:
           ---        -------------                  -----------------------
                                             Title:
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